UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2019

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-13063	81-0422894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant's principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.      Entry into a Material Definitive Agreement.

Indenture

On March 19, 2019, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued $1,100.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons under Regulation S under the Securities Act.  The Notes were issued pursuant to an Indenture, dated as of March 19, 2019 (the “Indenture”), among SGI, as issuer, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The Notes bear interest at the rate of 8.250% per annum, which accrues from March 19, 2019 and is payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2019.

SGI may redeem some or all of the Notes at any time prior to March 15, 2022, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium.  SGI may redeem some or all of the Notes at any time on or after March 15, 2022 at the prices specified in the Indenture.  In addition, at any time on or prior to March 15, 2022, SGI may redeem up to 40% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds contributed to the capital of the Company from one or more equity offerings of the Company.  Additionally, if a holder of the Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (i) require that holder dispose of all or a portion of those Notes or (ii) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture.  If the Company or SGI experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then SGI must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes are senior obligations of SGI, rank equally with all of its existing and future senior debt, and rank senior to all of its existing and future debt that is expressly subordinated to the Notes.  The Notes are guaranteed on a senior unsecured basis by the Company and all of its wholly owned domestic restricted subsidiaries (other than SGI and certain immaterial subsidiaries), subject to customary exceptions.  The guarantees of the Notes are the guarantors’ senior obligations, rank equally with all of their existing and future senior debt, and rank senior to all of their existing and future debt that is expressly subordinated to the guarantees of the Notes.  The Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, or create certain liens and other encumbrances on its assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Notes will become due and payable immediately without further action or notice.  If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

Item 7.01.      Regulation FD disclosure.

On March 19, 2019, the Company issued a press release announcing the closing of the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                This Report, including Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

                This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of March 19, 2019, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, relating to the 8.250% Senior Unsecured Notes due 2026.

99.1	Press Release of the Company, dated March 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: March 19, 2019	By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary